Exhibit 99.1

Kearny Financial Corp. Completes Merger with Clifton Bancorp Inc.

FAIRFIELD, N.J., Monday, April 2, 2018 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”), the holding company for Kearny Bank, announced today the successful closing of the previously announced acquisition of Clifton Bancorp Inc. (Nasdaq: CSBK) (“Clifton”) and its Clifton Savings Bank subsidiary.

Under the terms of the merger agreement, each outstanding share of Clifton common stock was exchanged for 1.191 shares of Kearny common stock together with cash in lieu of any fractional shares equivalent to $13.24 per whole share of Kearny. The merger will enhance Kearny’s footprint across dynamic and desirable northern New Jersey markets, and be significantly accretive to future earnings per share. Kearny now has 54 full service banking locations across New Jersey. At December 31, 2017, Clifton Bancorp Inc. had approximately $1.67 billion in total assets.

“We are excited about the opportunity to expand into a number of new marketplaces in northern New Jersey while continuing to support our long term strategic growth and diversification plans over the coming years. We welcome the customers, employees, and shareholders of CSBK to the Kearny family.” said Craig L. Montanaro, President and CEO of Kearny Bank.

Keefe, Bruyette & Woods, Inc. served as financial advisor to Kearny, and Luse Gorman, PC served as its legal counsel. Sandler O’Neill + Partners, L.P. served as financial advisor to Clifton, and Kilpatrick Townsend & Stockton LLP served as its legal counsel.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank. Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At December 31, 2017, Kearny Financial Corp. had approximately $4.84 billion in total assets.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and Clifton, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and Clifton’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

(973) 244-4500